UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2024

ZAPATA COMPUTING HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Zapata Computing Inc.
6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

On July 17, 2025 the Board of Directors of Zapata Computing Holdings, Inc. (the “Company”) appointed Weinberg & Company, P.A. (“Weinberg”) as its independent registered public accounting firm for the fiscal years ending December 31, 2024 and 2023 and applicable interim periods. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and through July 17, 2025, the effective date of Weinberg’s appointment, neither the Company nor anyone on behalf of the Company consulted with Weinberg regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On October 11, 2024, the Company requested that Deloitte & Touche LLP (“Deloitte”) cease performing the audit of the Company’s consolidated financial statements for the year ending December 31, 2024 (the “Audit”), and pursuant to the Company’s request, on October 30, 2024, Deloitte and the Company thereby agreed to terminate the Audit and the agreement was acknowledged and approved on behalf of the Audit Committee of the Company by the Lead Director of the Board of Directors.

The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern due to its recurring losses from operations and net capital deficiency. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through October 30, 2024, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in its reports on the consolidated financial statements of the Company for such years.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through June 30, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than certain material weaknesses in the Company's internal control over financial reporting which existed during the Company's fiscal years ended December 31, 2023 and 2022 and during the Company’s fiscal quarters ended June 30, 2024 and March 31, 2024, which material weaknesses were communicated by Deloitte to the Company’s Audit Committee. The material weaknesses consisted of the following: (i) failure to employ sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP and Securities and Exchange Commission rules to facilitate accurate and timely financial reporting; (ii) lack of an effective risk assessment process, which led to improperly designed controls; (iii) failure to design and maintain appropriate control activities; including those to support the appropriate segregation of duties over the review of account reconciliations, manual journal entries and safeguarding of assets; (iv) failure to design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures; and (v) failure to document, thoroughly communicate, and monitor controls processes and relevant accounting policies and procedures. This reportable event was discussed among the Company’s management, the Audit Committee, and Deloitte.

The Company provided Deloitte with a copy of this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above disclosures. A copy of Deloitte’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
16.1	Letter from Deloitte				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025

ZAPATA COMPUTING HOLDINGS, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer